Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Better Therapeutics, Inc. of our report dated March 28, 2022, relating to the financial statements of Better Therapeutics, Inc. as of and for the years ended December 31, 2021 and 2020 appearing elsewhere in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, LLC

Greenville, South Carolina

December 7, 2022